EXHIBIT 99.1

July 13, 2017 TSX-V SYMBOL: BRZ www.bearinglithium.com

NEWS RELEASE

BEARING ANNOUNCES JORC M&I RESOURCE OF 1.7MT LCE AND INFERRED RESOURCE OF 0.4MT LCE –

NI 43-101RESOURCE UPDATE UNDERWAY AND EXPECTED TO BE FILED WITHIN THE NEXT 45 DAYS

Vancouver, British Columbia - Bearing Lithium Corp. ("Bearing" or the "Company") (TSX Venture: BRZ) (OTCQB: BRGRF) (FRANKFURT: B6K1) has received an updated JORC resource estimate from Li3 Energy Inc (“Li3”) from the ongoing development work at the Maricunga lithium brine project located in Chile (the “Maricunga Project”). Bearing has entered into a definitive agreement to acquire Li3 and its interest in the Maricunga Project (the “Li3 Definitive Agreement”). Li3 currently holds a 17.7% interest in the Maricunga Project along with Minera Salar Blanco (“MSB”) and Lithium Power International Limited (“Lithium Power”) at 32.3% and 50% respectively pursuant to a joint venture arrangement (the “Joint Venture”). Under the terms of the Joint Venture, Lithium Power has agreed to fund exploration and development costs with both Li3 and MSB having a free carry until the completion of a definitive feasibility study.

JORC Resource Highlights

•	The Maricunga project represents one of the highest grade undeveloped lithium brine project in the world
•	The M&I Resource has tripled in size while adding a significant Inferred Resource and maintaining high grades
•	The updated resource does not incorporate resource below 200 metres, specifically the 360-metre hole (hole S19) which terminated in high-grade lithium brine
•	Li3 anticipates release of a NI 43-101Resource Estimate and Report prepared in accordance with Ni 43-101 by August 2017.
•	Process test work remains ongoing which will be incorporated in a Pre-Feasibility Study (PFS) anticipated in Q4/17 and a Definitive Feasibility Study in H1/18.
•	Favorable porosity and permeability make the resource amenable to extraction by pumping, which is highlighted by the strong flow rates observed from pump tests.

“We are extremely pleased with the updated JORC resource estimate completed by the Maricunga joint venture under the direction of the project operator, Minera Salar Blanco (MSB). This resource estimate demonstrates the true potential of this world-class project. The results have significantly increased the size of the resource, confirmed the grade, and demonstrated the continued existence of exploration potential. M&I grades of 1,100 mg/L Li and Inferred grades of 1,300 mg/L Li rank Maricunga as the highest-grade pre-production lithium brine project worldwide. Development activities remain on schedule with process test work, preliminary engineering and design advancing towards a Pre-Feasibility Study (PFS) anticipated later this year and a Definitive Feasibility Study (DFS) in H1/18.” Jeremy Poirier, President and CEO of Bearing Lithium commented.

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Patrick Cussen, Chairman of Li3, stated: "We thank and congratulate the MSB team for this very important milestone in the development of the Maricunga project. The upcoming NI 43-101 report underway by the MSB team, and the overwhelming support of Li3's shareholder base in favor of the transaction with Bearing, are testimony that the migration to the TSXV will firmly place Maricunga in a market that not only understands lithium but is very bullish on the industry's future. No pre-production project in Chile is as advanced as Maricunga in every aspect and we are pleased to have been there from the start and to now continue to develop the project with our partners MSB and LPI. We continue to work expeditiously with the Bearing team to complete our transaction as soon as possible."

Maricunga Project – Updated Resource Estimate

The Maricunga Joint Venture (“Maricunga JV”) has released an updated JORC resource estimate, incorporating the results from recent drilling and pump-testing since the publication of the 2012 Resource Estimate. A Measured and Indicated Resource of 325,000 tonnes of lithium at an average concentration of 1,143 mg/L lithium plus an Inferred Resource of 80,000 tonnes of lithium at an average concentration of 1,289 mg/L lithium. A breakdown of the resource is presented in Figure 1 below. The resource was prepared by Frits Reidel, CPG, President of Flo Solutions and calculated using ordinary kriging for the chemical and drainable porosity data, estimated independently. This JORC resource incorporates the drilling and assay work undertaken by LI3 in 2011/12, geophysical and pumping test work undertaken by MSB in 2015 on the Litio 1-6 and Cocina concession held by Li3, and drilling between September 2016 and January 2017 comprised of 9 rotary drill holes totalling 1,815 metres and 4 sonic holes totalling 613 metres plus pump tests on the Litio 1-6, Cocina, San Francisco, Salamina and Despreciada concessions. The 2016/17 program was designed to drill to a depth of 200 metres, versus the 2011/12 program which went down to 150 metres, in addition to one hole drilled to a depth of 360 metres. The Measured and Indicated Resource was defined to a depth of 150 m within the Litio 1-6 concession and to a depth of 200 metres within the Cocina, San Francisco, Salamina and Despreciada concessions and to 150 m in the Litio 1-6 concession. The Inferred Resource is defined between 150 metres and 200 metres depth, underlying the Litio 1-6 properties, where sonic and RC drilling failed to reach the target depth and terminated at 173 metres and 192 metres respectively.

Figure 1: Maricunga Resource Estimate

Source: Lithium Power International

Expressed in more common compounds, the Measured and Indicated resource total 1.7million tonnes of lithium carbonate equivalent (“LCE”) plus an Inferred resource of 0.4 million tonnes of LCE. In addition, there is a significant potash resource of 4.5 million tonnes of potassium chloride (KCl) within the Measured and Indicated Resource plus an Inferred resource of 1.2 million tonnes of KCl. A breakdown of the resource as expressed in common compounds is presented in Figure 2 below.

Figure 2: Maricunga Resource Estimate Expressed in Common Compounds

Source: Lithium Power International

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An illustration depicting the breakdown of the current resource and comparison to the previous resource is provided in Figure 3 below.

Figure 3: Visual Comparison of Current Maricunga Resource Estimate

Source: Lithium Power International

An exploration resource target estimate has been prepared which provides an upper and lower range scenario for the resource potential below the current resource from 200 metres down to 400 metres. Note that one hole was drilled to test this potential, rotary hole S19 which terminated at a depth of 360 metres, and bottomed in highly mineralized lithium brine (c.f. Bearing Press Release dated February 15, 2017) and forms the basis on the aforementioned exploration target. This exploration target outlines the potential for an additional 195,000 to 470,000 tonnes lithium (1.0 to 2.6 million tonnes of lithium carbonate equivalent) and 1.530,000 to 3,470,000 tonnes potassium (3.0 to 6.6 million tonnes of potassium chloride equivalent) between 200 metres and 400 metres depth.

Exploration targets are not mineral resources. The potential quantity and grade of the exploration target is conceptual in nature, and there has been insufficient exploration to define a Mineral Resource in the volume where the Exploration Target is outlined. It is uncertain if further exploration drilling will result in the determination of a Mineral Resource in this volume.

Figure 4: Maricunga Exploration Target Estimate

Source: Lithium Power International

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Figure 5: Comparative Table of Lithium Brine Projects in Latin America

Don Hains, P. Geo., who is a technical consultant to the Company and is a qualified person within the context of National Instrument 43-101, has read and takes responsibility for this news release.

Resource Estimation Methodology

The block model was constructed with a Cartesian north-south grid defined in the UTM WGS84 coordinate system, with 50 m square blocks and a 1 metre vertical thickness. Estimation was carried out using ordinary kriging for the chemical and the drainable porosity data. The estimate of each was carried out independently. The model domain is constrained by:

•	The area of the MJV properties;
•	The elevation from the NASA Advanced Space-borne Thermal Emission and Reflection Radiometer (ASTER) Global Digital Elevation Model, which has been local adjusted for each hole collar coordinates and elevation.; and
•	The bottom of the resource model is constrained to 200 m depth across the model domain.

Within the model the individual lithological units were treated as having hard boundaries for estimation of porosity, with estimation occurring within each of the units independently.

The search ellipsoids have the shortest distance in the Z direction (vertical). No outlier restrictions, such as capping the values, were applied as the elements estimated (lithium and potassium) were not considered to warrant treatment in this way. A minimum of 5 and a maximum of 80 values were used to inform each block.

The block model estimation was validated using a series of checks, including comparison of univariant statistics for global estimation bias, visual inspection against samples on plans and sections and swath plots in the north-south direction and vertically to detect spatial bias. An independent nearest neighbor model was generated for each parameter, to verify that the estimate honours the drilling and sampling data. This nearest neighbour model provides a de-clustered distribution of hole data that was used for validation. An independent estimate of the resource was completed using a nearest-neighbour estimate and the comparison of the results with the ordinary kriging estimate is below 0.3% for measured resources and below 3% for indicated resources, which is considered to be acceptable.

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About the Joint Ore Reserves Committee (JORC) Code

The Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (‘the JORC Code’) is a professional code of practice that sets minimum standards for Public Reporting of minerals Exploration Results, Mineral Resources and Ore Reserves. The JORC Code provides a mandatory system for the classification of minerals Exploration Results, Mineral Resources and Ore Reserves according to the levels of confidence in geological knowledge and technical and economic considerations in Public Reports. Public Reports prepared in accordance with the JORC Code are reports prepared for the purpose of informing investors or potential investors and their advisors. Additional information is available on the JORC website at www.jorc.org.

About Bearing Lithium Corp.

Bearing is an exploration and development company. The Li3 Definitive Agreement will enable it to acquire an interest in the advanced-stage Maricunga project located in Chile, which represents one of the highest-grade development opportunities in the Americas. Assuming completion of the transactions contemplated by the Li3 Definitive Agreement, Bearing will have an undivided 17.7% interest in the project with all expenditures through to the delivery of a Definitive Feasibility Study (DFS) fully-funded by its joint-venture partner. The Maricunga Project has had in excess of US$25 million of exploration to date.

Bearing plans on issuing a resource report prepared in accordance with NI 43-101 on the Maricunga Project within 45 days of this news release.

ON BEHALF OF THE BOARD

Signed "Jeremy Poirier"

Jeremy Poirier, President and CEO

FOR FURTHER INFORMATION PLEASE CONTACT:

Jeremy Poirier-- President and CEO Bearing Lithium - Telephone: 1-604-262-8835

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Cautionary Statements Regarding Forward Looking Information

This press release includes certain "forward-looking information” and "forward-looking statements”(collectively "forward-looking statements”) within the meaning of applicable Canadian and United States securities legislation including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein, without limitation, statements relating the future operating or financial performance of the Company, are forward-looking statements.

Forward-looking statements are frequently, but not always, identified by words such as "expects”, "anticipates”, "believes”, "intends”, "estimates”, "potential”, "possible”, and similar expressions, or statements that events, conditions, or results "will”, "may”, "could”, or "should” occur or be achieved. Forward-looking statements in this press release relate to, among other things: completion of the proposed transaction with Li3, completion of a resource report prepared in accordance with NI 43-101, completion of a Prefeasibility Study and completion of a Definitive Feasibility Study. Actual future results may differ materially. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made and are based upon a number of assumptions and estimates that, while considered reasonable by the respective parties, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors, both known and unknown, could cause actual results, performance or achievements to be materially different from the results, performance or achievements that are or may be expressed or implied by such forward-looking statements and the parties have made assumptions and estimates based on or related to many of these factors. Such factors include, without limitation: the absence of a material adverse change in the Maricunga Property; fluctuations in the price of lithium or certain other commodities; fluctuations in the currency markets; changes in national and local government, legislation, taxation, controls, regulations and political or economic developments; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations, pressures, cave-ins and flooding); the presence of laws and regulations that may impose restrictions on mining; employee relations and receipt of all necessary regulatory and shareholder approvals for the Li3 transaction. Readers should not place undue reliance on the forward-looking statements and information contained in this news release concerning these times. Except as required by law, Bearing does not assume any obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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